Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-228286, 333-196633 and 333-194108) of Kingsway Financial Services Inc. of our report dated July 10, 2020 relating to the consolidated financial statements and financial statement schedules of Kingsway Financial Services Inc., which report appears in the Form 10-K dated December 31, 2019.
/s/ Plante & Moran, PLLC
Denver, Colorado
July 10, 2020